UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 7, 2012, Spectrum Pharmaceuticals, Inc. (the “Company”) appointed Ken Keller, age 49, as its Executive Vice President and Chief Operating Officer. Mr. Keller will have global responsibility for leading Commercial Operations, Medical and Clinical Development and Pharmaceutical Operations. He has more than twenty years experience in the pharmaceutical industry ranging from sales and marketing leadership, general management and joint venture leadership in several therapeutic areas, including oncology, rheumatology dermatology and primary care.

Prior to joining the Company, Mr. Keller spent 21 years at Amgen. His most recent role was Vice President and General Manager, Bone Health Business Unit. Previous to this role, he was responsible for the Inflammation Business Unit which contributed over $3 billion in revenue. During his career at Amgen, Mr. Keller has been the Marketing Lead or the General Manager for four of the world’s top selling biologic medicines Neupogen, Neulasta®, Aranesp® and Enbrel. He also has significant international experience, as Managing Director for Amgen’s United Kingdom and Ireland affiliate. Mr. Keller holds a Bachelors of Science degree in Business from Saint Johns University and a Masters in Business Administration from Loyola Marymount University.

In connection with his employment, Mr. Keller entered into an at-will employment agreement with the Company. Pursuant to the terms of the agreement, he is eligible to receive a base salary of $525,000 per year and an annual performance-based bonus of up to 50% of such salary. During Mr. Keller’s relocation period (up to six months), he is entitled to receive up to $3,500 per month reimbursement for reasonable and necessary travel and temporary living expenses. Once his relocation is complete, Mr. Keller is entitled to receive an additional one-time relocation bonus of $30,000.

In accordance with the terms of his employment agreement, Mr. Keller has also been granted 300,000 stock options at an exercise price per share equal to the closing sales price of the Company’s common stock on September 7, 2012, or $12.01. The stock options have a ten-year term and 25% vest on the first anniversary of the grant date, with the remaining shares to vest in equal monthly amounts over a three-year period thereafter. Mr. Keller has also been granted (i) 20,000 restricted stock awards, to vest 50% upon the completion of six months employment and the other 50% upon the completion of one year of employment, and (ii) 100,000 restricted stock awards, to vest 25% upon the completion of one year of employment and the remaining 75% to vest in equal annual amounts over a three-year period thereafter. The grants and awards described above were made under, and are subject to the terms of, the Company’s 2009 Incentive Award Plan.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the agreement, which will be filed as an Exhibit to the Company’s Form 10-Q for the period ending September 30, 2012. A copy of the press release announcing the Company’s appointment of Mr. Keller as its Executive Vice President and Chief Operating Officer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Spectrum Pharmaceuticals, Inc., dated September 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2012

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Senior Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Spectrum Pharmaceuticals, Inc., dated September 10, 2012.